EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Gottschalks Inc. on Form S-8, of our report dated April 29, 2005 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of fiscal 2003 and 2002 consolidated financial statements as discussed in Note 16), appearing in the Annual Report on Form 10-K of Gottschalks Inc. for the year ended January 29, 2005.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Fresno, California
July 15, 2005